SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D.C. 20549

                                        FORM 8-K
                           __________________________________

           Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
           1934


                            THANKSGIVING COFFEE COMPANY, INC.
                 (Exact name of registrant as specified in its charter)

               California             33-960-70-LA             94-2823626
            (State or other         (Commission File         (IRS Employer
             jurisdiction of             Number)             Identification
            incorporation or                                     Number)
              organization)


                        19100 South Harbor Drive
                         Fort Bragg, California                    95437
                (Address of principal executive offices)         (Zip Code)


           Registrant's telephone number, including area code:(707) 964-0118

                  (Former name, former address and former fiscal year,
                             if changed since last report.)































           ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

           -- Not Applicable --

           ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

           -- Not Applicable --

           ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

           -- Not Applicable --

           ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           -- Not Applicable --

           ITEM 5.  OTHER EVENTS

           Registrant's audited financial statements at and for the years ending December 31, 1996 and 1995 are included in this Form 8-K as Exhibit 27.

           ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

           -- Not Applicable --

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (a)  Financial Statements of Businesses Acquired.

                  -- Not Applicable --

             (b)  Pro Forma Financial Information.

                  -- Not Applicable --

             (c)  Exhibits:

                  27 Financial Statements for Years Ending December 31, 1996 and 1995





















                                       SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


           THANKSGIVING COFFEE COMPANY, INC.



             /s/ Joan Katzeff
           ____________________________
             Joan Katzeff
             President

           Date:  May 15, 1997


                                      Exhibit 27

                          THANKSGIVING COFFEE COMPANY, INC.
                        Financial Statements for Years Ending
                              December 31, 1996 and 1995








      To The Board of Directors
      Thanksgiving Coffee Company, Inc.
      Fort Bragg, California


      We have audited the accompanying balance sheets of Thanksgiving Coffee Company, Inc. as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements present fairly, in all material respects, the financial position of Thanksgiving Coffee Company, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


      SALLMANN, YANG & ALAMEDA
      An Accountancy Corporation


      /s/ Percy S. Yang  C.P.A.
      ___________________________
      Percy S. Yang
      Certified Public Accountant





      March 12, 1997





                            THANKSGIVING COFFEE COMPANY

                                  BALANCE SHEETS
                                   ALL DIVISIONS

                            DECEMBER 31, 1996 and 1995

                                        ASSETS

                                                    CURRENT YEAR    PRIOR YEAR
      CURRENT ASSETS
       CASH                                        $    399,037   $    128,259
       SHORT TERM INVESTMENTS                                 0          4,094

       ACCOUNTS RECEIVABLE                              296,006        415,541
       NOTE RECEIVABLE                                   41,735              0
       EMPLOYEE RECEIVABLE                                6,031          1,571
       INVENTORY                                        486,797        484,304
       PREPAID EXPENSES                                 116,929         59,839
                                                   ____________   ____________
          TOTAL CURRENT ASSETS                        1,346,536      1,093,608


      PROPERTY AND EQUIPMENT
       PROPERTY FIXTURES & EQUIPMENT                  1,806,155      1,475,774
       ACCUMULATED DEPRECIATION                        (891,205)      (774,338)
                                                   ____________   ____________
          TOTAL PROPERTY AND EQUIPMENT                  914,950        701,437


      OTHER ASSETS
       DEPOSITS AND OTHER ASSETS                         30,585         33,049
       NOTES RECEIVABLE - SHAREHOLDER                         0          6,231
       INTANGIBLES, NET OF AMORTIZATION                 293,111            900
                                                   ____________   ____________
          TOTAL OTHER ASSETS                            323,696         40,180
                                                   ____________   ____________


          TOTAL ASSETS                             $  2,585,182   $  1,835,224
                                                   ============   ============
















                     SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT



                             THANKSGIVING COFFEE COMPANY
                                    BALANCE SHEETS
                                    ALL DIVISIONS
                              DECEMBER 31, 1996 and 1995

                                LIABILITIES AND EQUITY

                                                    CURRENT YEAR    PRIOR YEAR
      CURRENT ASSETS
       ACCOUNTS PAYABLE                            $    206,417   $    466,422

       NOTES PAYABLE - BANKS                             50,000        398,669
       NOTES PAYABLE - SHAREHOLDER                       31,038              0
       CURRENT PORTION OF L.T. DEBT                      91,414        146,318
       ACCRUED LIABILITIES                               52,952         67,772

          TOTAL CURRENT LIABILITIES                     431,821      1,079,180
                                                   ____________   ____________


      LONG-TERM DEBT
       NOTES PAYABLE                                    438,000        174,788
       NOTES PAYABLE - SHAREHOLDER                       77,080       (774,338)
                                                   ____________   ____________

          TOTAL LONG-TERM DEBT                          515,080        174,788

      OTHER LIABILITIES

       DEFERRED INCOME TAXES                             51,429         57,983
                                                   ____________   ____________

          TOTAL OTHER LIABILITIES                        51,429         57,983
                                                   ____________   ____________

          TOTAL LIABILITIES                             998,330      1,311,951
                                                   ____________   ____________


      STOCKHOLDERS' EQUITY
       COMMON STOCK - NO PAR VALUE
          1,960,000 SHARES AUTHORIZED,
          1,237,039 SHARES ISSUED AND
          OUTSTANDING                                   774,666         37,181
       ADDITIONAL PAID IN CAPITAL                        24,600         24,600
       PREPAID STOCK OFFERING COSTS                           0       (201,556)
       UNREALIZED GAIN ON INVESTMENT                          0            962

       RETAINED EARNINGS                                687,586        662,086
                                                   ____________   ____________

          TOTAL STOCKHOLDERS' EQUITY                  1,586,852        523,273
                                                   ____________   ____________

          TOTAL LIABILITIES AND EQUITY             $  2,585,182   $  1,835,224
                                                   ============   ============


                     SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT



                             THANKSGIVING COFFEE COMPANY

                                  INCOME STATEMENTS
                                    ALL DIVISIONS

                    FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                        YEAR-TO-           Y-T-T-LST-
                                          DATE     Y-T-D-      YR      Y-T-D-LY
                                         AMOUNT    RATIO     AMOUNT      RATIO

      NET SALES                      $4,323,481   105.16  $4,111,224    115.03


      COST OF SALES                   2,337,648    56.86   2,496,296     69.85
                                      _________   ______   _________    ______

       GROSS PROFIT                   1,985,833    48.30   1,614,928     45.18

      OPERATING EXPENSES

       SELLING, GENERAL &
       ADMINISTRATION EXPENSES        1,810,684    44.04   1,540,006     43.09
       DEPRECIATION AND AMORTIZATION    104,948     2.55      87,545      2.45
                                      _________   ______   _________    ______

          TOTAL OPERATING EXPENSES    1,915,632    46.59   1,627,551     45.54
                                      _________   ______   _________    ______

          OPERATING INCOME (LOSS)        70,201     1.71     (12,623)     (.36)


      OTHER INCOME (EXPENSES)
       INTEREST INCOME                   10,080      .25       8,447       .24
       INTEREST EXPENSE                 (77,658)   (1.89)    (78,974)    (2.21)
       LOSS ON DALE OF ASSETS              (394)    (.01)       (313)     (.01)

       MISCELLANEOUS INCOME               5,796      .14      15,402       .43
                                      _________   ______   _________    ______

          TOTAL OTHER INCOME (EXPENSE)  (62,175)   (1.51)    (55,438)    (1.55)
                                      _________   ______   _________    ______

          INCOME BEFORE TAXES             8,026      .20     (68,062)    (1.91)
      INCOME TAXES                       17,474      .43       3,999       .11
                                      _________   ______   _________    ______

       NET INCOME (LOSS)             $   25,500      .63   $ (64,063)    (1.80)
                                     ==========   ======   =========    ======














                     SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT




                                     STATEMENT OF
                                  RETAINED EARNINGS
                                    ALL DIVISIONS

                              DECEMBER 31, 1996 and 1995


      RETAINED EARNINGS
       RETAINED EARNINGS, BEGINNING                $    662,086   $    726,149
       NET INCOME (LOSS)                                 25,500        (64,063)
                                                   ____________   ____________


       RETAINED EARNINGS, ENDING                   $    687,586   $    662,086
                                                   ============   ============










































                     SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT


                             THANKSGIVING COFFEE COMPANY
                               STATEMENT OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1996 and 1995

                                                    CURRENT YEAR   PRIOR YEAR
      CASH FLOWS FROM OPERATING ACTIVITIES:
       NET INCOME (LOSS)                             $   25,500    $  (64,063)

       NON CASH ITEMS INCLUDED NET LOSS
          DEPRECIATION & AMORTIZATION                   126,761       108,115
          LOSS ON DISPOSAL OF ASSETS                        394           314
          (INCREASE) DECREASE IN:
             RECEIVABLES                                11,5075         8,445
             SHORT TERM INVESTMENTS                       4,094         3,941
             INVENTORY                                   (2,493)      (56,181)
             PREPAID EXPENSES                           (57,090)      (33,240)
             DEPOSITS                                     2,464         1,742
          INCREASE (DECREASE) IN:
             ACCOUNTS PAYABLE                          (260,005)      189,229

             ACCRUED LIABILITIES                        (14,820)       18,468
             INCOME TAXES PAYABLE                            --        (5,800)
             DEFERRED INCOME TAXES                       (6,554)      202,629
                                                     __________    __________

          NET CASH (USED PROVIDED BY                    (66,674)      202,629
             OPERATING ACTIVITIES                    __________    __________

      CASH FLOWS FROM INVESTING ACTIVITIES:
       DECREASE IN SHAREHOLDER RECEIVABLE                 6,231        18,310
       PURCHASE OF EQUIPMENT                           (333,297)     (117,701)
       PROCEEDS FROM SALE OF EQUIPMENT                      300            --
       PURCHASE OF INTANGIBLE ASSETS                   (299,882)           --

       INCREASE IN PREPAID STOCK OFFERING COSTS        (234,404)     (201,556)
       PROCEEDS FROM SALE OF COMMON STOCK             1,273,445            --
       UNREALIZED (LOSS) GAIN ON INVESTMENTS               (962)          962
                                                      _________    __________

          NET CASH PROVIDED (USED) BY                   411,431      (299,985)
             INVESTING ACTIVITIES                     _________    __________

      CASH FLOWS FROM FINANCING ACTIVITIES:
          INCREASE IN NOTES RECEIVABLE                  (41,736)           --
          PROCEEDS FROM BORROWING                       454,375        71,182
          REPAYMENT OF NOTES PAYABLE                   (486,618)      (52,016)
                                                      _________    __________


             NET CASH (USED) PROVIDED BY                (73,979)       19,166
               FINANCING ACTIVITIES                   _________    __________

      NET INCREASE (DECREASE) IN CASH                   270,778       (78,190)

      CASH, AS OF JANUARY 1, 1996 AND 1995              128,259       206,449
                                                      _________    __________

      CASH, AS OF DECEMBER 31, 1996 AND 1995         $  399,037    $  128,259
                                                     ==========    ==========
                     SEE ACCOMPANYING NOTES AND AUDITOR'S REPORT




                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995





     Note 1.    Summary of Significant Accounting Policies

                Description of Business
                Thanksgiving Coffee Company, Inc. (The Company), is a corporation that purchases and roasts high-quality whole bean coffees and sells them to restaurants, grocery stores and other retail outlets. These products are sold primarily through its own distribution network in the Northern California area. Distributors and retailers do not have the right to return products. Additionally, the Company produces and sells a line of high-quality tea products under the trademark of Royal Gardens Tea Company. The Company also sells coffee, tea and related specialty products through mail order on a national basis. In 1996, the Company purchased two divisions, a cafe and a bakery located in Mendocino, which sell pastries, sandwiches, coffee and assorted beverages.

                Basis of Presentation
                The Company has prepared the financial statements on the accrual basis of accounting and in accordance with generally accepted accounting principles. The Company grants credit to customers in the retail industry throughout the country. Consequently, the Company s ability to collect the amounts due from customers is affected by economic fluctuations in the retail industry.

                Inventories
                Inventories are stated at the lower of cost (first-in, first-out) or market.

                Property and Equipment
                Property fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is provided on the straight-line and 150% declining balance methods over estimated useful lives generally ranging from five to twelve years.

                Leasehold improvements are carried at cost and are amortized over the shorter of their estimated useful lives or the related lease term (including options), generally ranging from ten to thirty-one years.

                The portion of depreciation and amortization expenses related to production facilities is included in "cost of sales".










                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995




     Note 1.    Summary of Significant Accounting Policies (continued)

                Property and Equipment (continued)
                Expenditures for major renewals that extend useful lives of property, fixtures and improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                For income tax purposes, depreciation is computed using the accelerated cost recovery system and the modified cost recovery system.

                Investments in Unconsolidated Companies
                On October 31, 1996, the Company acquired the assets of Mendocino Bakery, Inc. in a business combination accounted for as a purchase.

                The results of operations of the bakery are included in the accompanying financial statements since the date of acquisition.


                Profit Sharing Plan
                The Company has a profit sharing plan covering substantially all of its employees. Benefits are based upon years of service and the employee's compensation during the employment period. No contributions to the profit sharing plan were made for the calendar years ended December 31, 1996 and 1995.

                Futures Contracts
                The Company may, from time to time, enter into exchange traded coffee futures contracts with the objective of minimizing cost risk due to market fluctuations. The Company does not designate futures contracts as a hedge as it applies to accounting principles and practices designated in Statement of Financial Accounting Standards No. 80, Accounting for Futures Contracts. Accordingly, changes in the market value of futures contracts are reported by the Company in the period in which the change occurs and are included as part of inventory cost.

                Compensated Absences
                Employees of the Company are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service and other factors. It is impracticable and immaterial to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company s policy is to recognize the costs of compensated absences when actually paid to employees.



                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995





     Note 1.    Summary of Significant Accounting Policies (continued)

                Advertising
                The Company expenses costs of advertising the first time the advertising takes place, except direct-response advertising, which is capitalized and amortized over its expected period of future benefits. Direct-response advertising consists primarily of mail order catalog costs, typically mailed to customers who have specifically responded to this type of advertising. The mail order department documents whether orders come from catalogs or other sources when processing orders. Catalog costs are amortized over the period from the catalog mailing until the next catalog is issued. The amounts reported as an asset for such advertising costs in the accompanying financial statements are immaterial.

                Use of Estimates
                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


     Note 2.    Change in Taxable Year

                In 1995, the Company applied for and received permission to change from a fiscal year ending March 31st to a calendar year. As a result, a short period tax return for the nine months ended December 31, 1995 was filed. Amounts from January 1, 1995 through March 31, 1995 were already reported in the fiscal year 1994 tax return.


     Note 3.    Accounts Receivable

                Accounts receivable consist of the following:

                                             Current Year  Prior Year

                   Accounts receivable         $ 306,506   $ 424,041
                   Less: Allowance for
                        doubtful accounts        (10,500)     (8,500)
                                               ---------   ---------
                     Accounts receivable, net  $ 296,006   $ 415,541
                                               =========   =========



                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995





     Note 3.    Accounts Receivable (continued)

                The Company uses the reserve method for uncollectible accounts. Bad debt expense for the years ended December 31, 1996 and 1995 was $56,190 and $18,747, respectively.


     Note 4.    Inventory

                Inventory consists of the following:

                                             Current Year  Prior Year
                Coffee:
                  Unroasted                    $ 179,691   $ 208,282
                  Roasted                        133,070     121,968
                Tea                               32,405      16,125
                Packaging, supplies and other
                  merchandise held for sale      141,631     137,929
                                               ---------   ---------
                      Total inventory          $ 486,797   $ 484,304
                                               =========   =========

                At December 31, 1996 and 1995, the Company had fixed price inventory purchase commitments totaling approximately $0 and $278,350, respectively.


     Note 5.    Property and Equipment

                Property, fixtures equipment consists of the following:

                                             Current Year  Prior Year

                Equipment and fixtures        $1,036,180   $ 887,569
                Furniture and equipment          191,125     183,294
                Leasehold improvements           347,593     284,614
                Transportation equipment          47,714      47,543
                Property held under capital
                  leases                         183,543      72,754
                                              ----------  ----------
                Total property and equipment   1,806,155   1,475,774
                Less:  accumulated depre-
                  ciation                       (891,205)   (774,338)
                                              ----------  ----------
                Net property and equipment    $  914,950  $  701,437
                                              ==========  ==========


                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995






     Note 6.    Intangible Assets

                Intangible assets represent the costs associated with the acquired divisions over the fair value of their net assets at date of acquisition. The detail of the intangible assets are as follows:
                                             Current Year  Prior Year

                   Goodwill                    $ 198,000   $    -
                   Leasehold value                67,000        -
                   Start-up costs                 34,882        -
                   Organizational costs           28,565      28,565
                   Trademark                         900         900
                                               ---------   ---------
                   Total intangible assets       329,347      29,465
                   Less: accumulated
                           amortization          (36,236)    (28,565)
                                               ---------   ---------
                   Net intangible assets       $ 293,111   $     900
                                               =========   =========


     Note 7.    Notes Payable and Long-Term Debt

                                             Current Year  Prior Year
                Notes Payable - Banks

                Revolving bank line of credit
                with interest payable monthly
                at prime with Wells Fargo
                Bank.  Expires June 10, 1997
                and September 10, 1996,
                respectively.  Interest rate
                is 9.25% and 9.25%, respec-
                tively.  For 1996 and 1995
                the maximum principal amount
                is $650,000 and $450,000,
                respectively.  The line of
                credit is collateralized by
                a security interest of first
                priority in all accounts
                receivable, inventory, equip-
                ment, fixtures and improve-
                ments.                         $    -      $ 398,669


                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995



     Note 7.    Notes Payable and Long-Term Debt (continued)

                                             Current Year  Prior Year
                Notes Payable - Banks

                Note payable to Wells Fargo
                Bank, payable in monthly
                installments of $4,167
                plus interest at 1.50% over
                prime rate (9.75%).  Final
                payment is due on July 15,
                1999.  The note is secured
                by all accounts receivable,
                inventories, equipment,
                fixtures and improvements.     $ 129,167   $ 179,167

                Note payable to majority
                shareholders, Paul and Joan
                Katzeff, payable in monthly
                installments of interest only
                at 12%, or $800 monthly, with
                balance due on demand after
                June 30, 1996.  The share-
                holders have subordinated
                this note to all notes pay-
                able including Wells Fargo
                Bank in 1996 and 1995 as
                described above.                  80,000      80,000

                Note payable to majority
                shareholders Paul and Joan
                Katzeff, payable in quarterly
                installments of $3,217 in-
                cluding interest at 10%, with
                balance due on July 17, 1999.
                The shareholders have sub-
                ordinated this note to all
                notes payable including Wells
                Fargo Bank as described
                above.                            28,118        -

                Note payable to Laoma Bryant
                for the purchase of Mendocino
                Bakery, payable in monthly
                installments of $6,594 in
                1996, including interest at
                10%, secured by property and
                equipment at the bakery, final
                payment due in August 2003.      295,604        -


                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995




     Note 7.    Notes Payable and Long-Term Debt (continued)


                                             Current Year  Prior Year
                Obligations Under Capital Lease

                Note payable to Nations Credit,
                formerly Greyrock Capital Group,
                payable in monthly install-
                ments of $833, including in-
                terest at 16.2%, secured by
                equipment, final payment due
                in January 2000.               $  24,681   $  30,186

                Note payable to Colonial Pac-
                ific, payable in monthly
                installments of $313, in-
                cluding interest at 17.4%,
                secured by equipment, final
                payment due in November 1998.      6,249       8,685

                Note payable to Commerce
                Security Bank, formerly E.P.I.
                Leasing, payable in monthly
                installments of $591, including
                interest at 17.4%, secured by
                equipment, final payment due
                in February 1998.                  7,554      12,834

                Note payable to Commerce
                Security Bank, formerly
                E.P.I. Leasing, payable in
                monthly installments of $401,
                including interest at 19.4%,
                secured by equipment, final
                payment due in September 1998.     7,149      10,234

                Note payable to Manifest Group,
                payable in monthly installments
                of $1,030, including interest
                at 15.315%, secured by equip-
                ment, final payment due in
                January 2001.                     37,352        -

                Note payable to Imperial Capital,
                payable in monthly installments
                of $840, including interest at
                17.263%, secured by equipment,
                final payment due in January
                2001.                             29,392        -



                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995





     Note 7.    Notes Payable and Long-Term Debt (continued)

                                             Current Year  Prior Year
                Obligations Under Capital Lease

                Note payable to Granite Finan-
                cial, payable in monthly
                installments of $1,139 in-
                cluding interest at 17.6%,
                secured by equipment, final
                payment due in June 2001.      $  42,266   $    -
                                               ---------   ---------
                                                 687,532     719,775
                Less current portion            (172,452)   (544,987)
                                               ---------   ---------
                Total long-term debt           $ 515,080   $ 174,788
                                               =========   =========

                All of the above notes payable are personally guaranteed by the Company's majority shareholders.

                Interest paid as of December 31, 1996 and 1995 was $77,658 and $78,974, respectively.

                Maturities of long-term debt are as follows:

                            1997                $ 172,456
                            1998                  210,966
                            1999                  103,766
                            2000                   70,229
                            2001                  130,116
                                                ---------
                                                $ 687,532
                                                =========

     Note 8.    Income Taxes

                The components of the provision for income taxes for the years ended December 31, 1996 and 1995 are as follows:

                                             Current Year  Prior Year

                            Federal - current    $ 1,016    $ (9,239)
                            Federal - deferred   (10,739)     10,505
                            State - current          800         800
                            State - deferred      (8,551)     (6,065)
                                                --------    --------
                            Total tax           $(17,474)   $ (3,999)
                                                ========    ========



                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995







     Note 8.    Income Taxes (continued)

                Accordingly, the Company computes income taxes using the asset and liability method under which deferred income taxes are provided for temporary differences between the financial basis of the Company assets and liabilities. At the end of 1996, deferred tax liabilities recognized for taxable temporary differences total $51,429. Deferred tax assets recognized for deductible temporary differences and loss carryforwards total $32,412. The Company has a federal contribution carryforward of $28,365, expiring in 5 years, which may be used to offset taxable income in the future. The Company has a California manufacturer s credit carryforward of $19,355 which may be used to offset California income taxes in the future.

                Income taxes paid as of December 31, 1996 and 1995 were $11,063 and $800, respectively.


     Note 9.    Operating Leases

                The Company leases its delivery fleet, other vehicles and some office equipment under five year non-cancelable operating leases.

                Minimum annual lease payments due under these agreements are as follows:

                            1997               $  23,218
                            1998                  18,336
                            1999                   7,587
                                               ---------
                                               $  49,141
                                               =========

                Total annual lease payments were $28,632 and $38,089 for 1996 and 1995, respectively.


                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995






     Note 10.   Common Stock
                                                Number of    No Par
                                                 Shares       Value

                Balance, January 1, 1995          981,000      37,181
                Issuance of stock                    -           -
                                                ---------   ---------
                Balance, December 31, 1995        981,000      37,181
                Issuance of stock                 256,039     837,485
                                                ---------   ---------
                Balance, December 31, 1996      1,237,039     874,666
                                                =========   =========

                Note: 981,000 shares originally issued are restricted.


     Note 11.   Stock Option Plan

                Under the terms of its stock option plan, options to purchase shares of the Company s common stock are granted at a price of $5 per share. Options may be exercised until the year 2000. Following is a summary of transactions:

                                                 Shares Under Option

                                             Current Year  Prior Year
                Outstanding, beginning of
                  year                            32,000      32,000
                Canceled during the year          (6,000)    (  -   )
                                                  ------      ------
                Outstanding, end of year          26,000      32,000
                                                  ======      ======

                The related compensation expense is $13,500 for 1996.


     Note 12.   Long-Term Lease

                The Company leases its corporate headquarters, warehouse and waterfront facilities from the Company's majority shareholders. The lease provides for monthly rental payments of $6,000 and the Company is also responsible for all real estate taxes, insurance and maintenance costs related to the facilities. The lease also provides for periodic cost of living increases during the term of the lease, including the option periods. The current lease expired on March 31, 1995 but the Company exercised the first of four five year options. The new rent effective as



                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995






     Note 12.   Long-Term Lease (continued)

                of March 31, 1995 was adjusted to $8,500 per month, respectively. The Company has the option of paying $6,500 of the $8,500 per month and deferring the balance with 7% interest.

                Any deferred amounts are due based upon available cash flow as determined by the Company's management or upon demand of the majority shareholders, which shall not be made before January 1, 1997 or upon termination of the lease, which ever occurs first.

                Rental expense under the above lease was $102,000 and $94,500 in 1996 and 1995, respectively.

                Minimum future rental payments under the lease originally dated December 31, 1996 with consideration for the extension on March 31, 1995 are as follows:

                          1997                 $ 139,260
                          1998                   139,260
                          1999                   139,260
                          2000                    62,760
                          2001                    29,230
                          Thereafter             249,375
                                               ---------
                                               $ 759,145
                                               =========

                The Company has made substantial leasehold improvements (note 5) and intends to exercise all options under the terms of this lease.

                The Company leases a building used as an espresso bar/cafe in Fort Bragg. The lease provides for monthly rental payments of $730. The lease also provides for periodic cost of living increases during the term of the lease, including the option periods.

                The Company leases a restaurant establishment in Mendocino. The lease provides for monthly rental payments of $2,375.
                The Company's obligation under capital leases have been included in assets and liabilities in the financial statements.


                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995





     Note 13.   Cost of Sales

                Cost of sales was 56.86% for the period ending December 31, 1996, representing a 13% decrease from the prior year. This was a result of prior years substantial escalation of green coffee commodity prices due to adverse growing conditions in coffee-producing countries and Commodity market speculation reduced the availability of coffee supplies. The Company had existing contracts through February 1996 for coffee beans at these higher prices. After that date the Company purchased coffees at the applicable current market price.


     Note 14.   Related-Party Transactions

                The Company has interest-only notes payable on demand to each of the stockholders at December 31, 1996 and 1995 (See note 7, above). The Company also leases properties from its stockholders (See Note 12, above).

                The summary of these related-party transactions for the years ended December 31, 1996 and 1995 follows:

                                             Current Year  Prior Year

                Interest Expense                $ 11,858    $ 11,858
                Rent Expense                    $102,000    $102,000


     Note 15.   Earnings Per Share

                Earnings per share amounts are based on the weighted average number of common stock shares outstanding. There were no common stock equivalents to be considered. Earnings per share for the years ended December 31, 1996 and 1995 was $.02 and $(.07).


     Note 16.   Commitments

                The Company purchased a bakery from Laoma Bryant in 1996 for $350,000. A payment of $50,000 was paid in 1996. The Company also signed a note for the remaining purchase price. (See Note
                7). Upon the 7 year anniversary of the purchase, the Company agreed to pay an additional $25,000 to Laoma Bryant provided she does not own, manage or operate a bakery within 250 miles of Mendocino, California.


                          Thanksgiving Coffee Company, Inc.

                            Notes to Financial Statements

                              December 31, 1996 and 1995





     Note 16.   Commitments

                Under the terms of an agreement with the Company s past officer, the Company is required to purchase 10,000 options under the following terms:

                                       No. Of Shares        Total
                     1997                  3,000           $ 8,250
                     1998                  3,000             9,000
                     1999                  3,000             9,750
                     2000                  3,000             3,500

              The remaining 16,000 options can be exercised or sold at any time at the discretion of the past officer subject to the Company s first right of refusal.